Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On October 21, 2019, BellRing Brands, Inc. (“BellRing”), a subsidiary of Post Holdings, Inc. (the “Company” or “Post”), closed the initial public offering (the “IPO”) of its Class A common stock, $0.01 par value per share (the “Class A Common Stock”), at an offering price of $14.00 per share, pursuant to BellRing’s registration statement on Form S-1 (File No. 333-233867) (as amended from time to time, and together with BellRing’s related registration statement on Form S-1 (File No. 333-234237) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the “Registration Statement”). In connection with the IPO, Post, BellRing and BellRing Brands, LLC, a Delaware limited liability company (“BellRing LLC”), completed a series of formation transactions (the “formation transactions”) as described in Post’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 21, 2019.
The following unaudited pro forma condensed consolidated financial information has been derived from Post’s historical financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and is presented based on information currently available, which is subject to change. The unaudited condensed consolidated financial information is provided for informational purposes only and is not necessarily indicative of the operating results that would have been achieved had the IPO and the formation transactions, as well as other items described in the notes to unaudited pro forma condensed consolidated financial information below, been completed as of October 1, 2018 and does not intend to project the future financial results of Post after the IPO. The unaudited pro forma condensed consolidated financial information is based on certain assumptions, described in the accompanying notes, which management believes are reasonable and do not reflect any non-recurring transaction expenses, separation costs or cost savings or other operating efficiencies or costs that could result from the IPO.
The unaudited pro forma condensed consolidated financial information should be read in conjunction with the following information:

•	notes to the unaudited pro forma condensed consolidated financial information;

•	the Registration Statement;

•	Post’s Current Report on Form 8-K filed with the SEC on October 21, 2019, including exhibits thereto, which described the result of the IPO and formation transactions;

•
Post’s Current Report on Form 8-K/A filed with the SEC on October 25, 2019, including exhibits thereto, which included the unaudited pro forma condensed consolidated financial information as of June 30, 2019 and for the nine months ended June 30, 2019 and the year ended September 30, 2018;

•
unaudited interim financial statements of Post as of and for the three months ended December 31, 2019, which are included in Post’s Quarterly Report on Form 10-Q for the three months ended December 31, 2019, as filed with the SEC on February 7, 2020; and

•
audited financial statements of Post for the years ended September 30, 2019, September 30, 2018 and September 30, 2017, which are included in Post’s Annual Report on Form 10-K for the year ended September 30, 2019, as filed with the SEC on November 22, 2019.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended December 31, 2019
(in millions, except per share data)

	Post Historical	Other Adjustments		Pro Forma
Net Sales	$1,456.8	$—		$1,456.8
Cost of goods sold	985.3	—		985.3
Gross Profit	471.5	—		471.5
Selling, general and administrative expenses	235.3	(2.1)	(d)	233.2
Amortization of intangible assets	40.1	—		40.1
Other operating expenses, net	0.1	—		0.1
Operating Profit	196.0	2.1		198.1
Interest expense, net	102.9	0.1	(b)	103.0
Loss on extinguishment of debt, net	12.9	(12.3)	(c)	0.6
Income on swaps, net	(61.4)	—		(61.4)
Other income, net	(3.2)	—		(3.2)
Earnings before Income Taxes and Equity Method Loss	144.8	14.3		159.1
Income tax expense	30.4	2.1	(e)	32.5
Equity method loss, net of tax	7.3	—		7.3
Net Earnings Including Noncontrolling Interests	107.1	12.2		119.3
Less: Net earnings attributable to noncontrolling interests	7.9	1.8	(a)(b)(d)(e)	9.7
Net Earnings	$99.2	$10.4		$109.6

Earnings per Share:
Basic	$1.40			$1.55
Diluted	$1.38			$1.52

Weighted-average Shares Outstanding (in millions of shares):
Basic	70.7			70.7
Diluted	72.1			72.1
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended September 30, 2019
(in millions, except per share data)

	Post Historical	Other Adjustments		Pro Forma
Net Sales	$5,681.1	$—		$5,681.1
Cost of goods sold	3,889.0	—		3,889.0
Gross Profit	1,792.1	—		1,792.1
Selling, general and administrative expenses	911.6	(6.7)	(d)	904.9
Amortization of intangible assets	161.3	—		161.3
Gain on sale of business	(126.6)	—		(126.6)
Impairment of goodwill and other intangible assets	63.3	—		63.3
Other operating expenses, net	1.5	—		1.5
Operating Profit	781.0	6.7		787.7
Interest expense, net	322.4	5.3	(b)	327.7
Loss on extinguishment of debt, net	6.1	—		6.1
Expense on swaps, net	306.6	—		306.6
Other income, net	(13.2)	—		(13.2)
Earnings before Income Taxes and Equity Method Loss	159.1	1.4		160.5
Income tax benefit	(3.9)	0.8	(e)	(3.1)
Equity method loss, net of tax	37.0	—		37.0
Net Earnings Including Noncontrolling Interest	126.0	0.6		126.6
Less: Net earnings attributable to noncontrolling interests	1.3	23.4	(a)(b)(d)(e)	24.7
Net Earnings	124.7	(22.8)		101.9
Less: Preferred stock dividends	3.0	—		3.0
Net Earnings Available to Common Shareholders	$121.7	$(22.8)		$98.9

Earnings per Share:
Basic	$1.72			$1.40
Diluted	$1.66			$1.35

Weighted-average Shares Outstanding (in millions of shares):
Basic	70.8			70.8
Diluted	75.1	(2.1)	(f)	73.0
See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Information.

Notes to Unaudited Pro Forma Condensed Consolidated Financial Information
(in millions, except where indicated otherwise)

Basis of Pro Forma Presentation
The following unaudited pro forma condensed consolidated financial information is based on the historical consolidated financial information of Post and the historical combined financial information of Post’s active nutrition business (generally, the combination of Post’s subsidiaries Premier Nutrition Company, LLC (formerly Premier Nutrition Corporation), Dymatize Enterprises, LLC and Active Nutrition International GmbH, which together provide ready-to-drink (“RTD”) protein shakes and other RTD beverages, powders and nutrition bars). The unaudited pro forma condensed consolidated statements of operations have been prepared to reflect the completion of the IPO, including the underwriters’ exercise in full of their option to purchase additional shares of Class A Common Stock, and the formation transactions, as though they occurred on October 1, 2018. The financial results of BellRing and its subsidiaries are consolidated within Post’s financial results.
Pro forma adjustments reflected in the unaudited pro forma condensed consolidated statements of operations are based on estimates of items directly attributable to the IPO and the formation transactions, as well as other items described below, and are factually supportable and expected to have a continuing impact on Post.
The unaudited pro forma condensed consolidated statements of operations do not reflect any non-recurring transaction expenses, loss on extinguishment of debt or separation costs and also exclude separate public company costs for BellRing prior to October 21, 2019, as well as other costs that may be derived from the IPO, all of which may have a material effect on Post’s consolidated results of operations in periods following the completion of the IPO.
Pro Forma Adjustments
(a) IPO and Formation Transactions
As a result of and in connection with the IPO and the formation transactions, the financial results of BellRing and its subsidiaries are consolidated within Post’s financial results and 28.8% of the pro forma consolidated net income of BellRing and its subsidiaries, representing the percentage of economic interest in BellRing LLC held by BellRing (and therefore indirectly held by the public stockholders of BellRing through their ownership of the Class A Common Stock), was allocated to the noncontrolling interest on the unaudited pro forma condensed consolidated statements of operations.
(b) Interest Expense
On October 11, 2019, Post entered into a $1,225.0 Bridge Facility Agreement (the “2020 Bridge Loan Facility”) and borrowed $1,225.0 under the 2020 Bridge Loan Facility (the “2020 Bridge Loan”). On October 21, 2019, BellRing LLC entered into a Borrower Assignment and Assumption Agreement with Post and the administrative agent, under which BellRing LLC became the borrower under the 2020 Bridge Loan, with Post having no further material obligations thereunder. Post retained the net cash proceeds of the 2020 Bridge Loan and following the assumption by BellRing LLC of the 2020 Bridge Loan Facility, Post used the cash proceeds of the 2020 Bridge Loan to repay a portion of the $1,309.5 existing term loan under Post’s existing credit agreement.
On October 21, 2019, BellRing LLC entered into debt facilities consisting of a $700.0 term B loan facility (the “BellRing Term B Facility”) and a $200.0 revolving credit facility (the “BellRing Revolving Credit Facility”). On that same day, BellRing LLC borrowed the full amount under the BellRing Term B Facility and $100.0 under the BellRing Revolving Credit Facility and used the majority of the proceeds of such borrowings, as well as a portion of the proceeds from the IPO, to repay in full the balance of the 2020 Bridge Loan and all interest thereunder.
Related to these transactions, “Interest expense, net” in the unaudited pro forma condensed consolidated statements of operations includes the following adjustments:
Post:

•
A reduction of interest expense of $3.1 and $56.3 for the three months ended December 31, 2019 and for the year ended September 30, 2019, respectively, related to the pay down of the principal balance of Post’s existing term loan.

BellRing LLC:

•
An increase in interest expense of $3.2 and $61.6 for the three months ended December 31, 2019 and for the year ended September 30, 2019, respectively, related to the borrowings under the BellRing Term B Facility and the BellRing Revolving Credit Facility. For borrowings under the BellRing Term B Facility and the BellRing Revolving Credit Facility, interest expense adjustments were calculated using average interest rates of 6.8% and 6.0%, respectively. An assumed 0.125% increase or decrease in the stated interest rates assumed above for the debt facilities would increase or decrease pro forma interest expense by approximately $0.2 for the three months ended December 31, 2019 and approximately $1.0 for the year ended September 30, 2019 (assuming the principal balance of the debt facilities does not change from the amount borrowed on October 21, 2019).

(c) Loss on Extinguishment of Debt
Represents the removal of debt issuance cost write-offs recorded in Post’s historical statement of operations for the three months ended December 31, 2019, which are directly attributable to the pay down of the $1,225.0 of Post’s existing term loan by Post and the 2020 Bridge Loan by BellRing LLC, and are not expected to be recurring.
(d) Transaction Expenses
Represents the removal of non-recurring transaction expenses recorded in Post’s historical statements of operations for the three months ended December 31, 2019 and the year ended September 30, 2019, which are directly attributable to BellRing’s IPO and the formation transactions.
(e) Tax Effect of Pro Forma Adjustments
Represents income tax expense related to the pro forma adjustments. For the year ended September 30, 2019, tax effects of adjustments directly attributable to Post and to BellRing were recorded using blended statutory rates of 24.9% and 24.0%, respectively. For the three months ended December 31, 2019, tax effects of adjustments, except for adjustments related to transaction costs, directly attributable to Post and to BellRing were recorded using a statutory rate of 24.8% and 24.0%, respectively.
(f) Anti-dilutive Shares
Pro forma weighted-average shares for diluted earnings per share for the year ended September 30, 2019 excludes 2.1 shares related to the conversion of preferred shares to common shares calculated using the “if-converted” method, as they were anti-dilutive.